For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	DG Public Relations
(561) 227-1386	(703) 864-5553

Chatham Lodging Announces First Quarter 2025 Results, Initiates Share Repurchase Program

WEST PALM BEACH, Fla., May 6, 2025 — Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels, today announced results for the first quarter ended March 31, 2025.

First Quarter 2025 Key Items

•

Portfolio Revenue Per Available Room (RevPAR) – Increased 4 percent to $127 compared to the 2024 first quarter for the 35 comparable hotels. Occupancy jumped 4 percent to 72 percent, and average daily rate (ADR) was flat at $176.

◦	RevPAR for the four Silicon Valley hotels was up 8 percent.
•

Net Income (loss) – Incurred a net loss applicable to common shareholders of $1 million compared to a net loss of $7 million in the 2024 first quarter. Net loss to common shareholders per diluted common share was $(0.01) versus net loss per diluted common share of $(0.15) for the same period last year.

•	Hotel Margins – Drove GOP margins 30 basis points higher to 39 percent in the 2025 first quarter. Hotel EBITDA margins declined 30 basis points to 31 percent in the 2025 first quarter.
•	Adjusted EBITDA – Adjusted EBITDA declined $1 million to $18 million from $19 million.
•

Adjusted FFO – Produced AFFO of $7 million in the 2025 first quarter versus $8 million in the 2024 first quarter. Adjusted FFO per diluted share was $0.14 compared to $0.16 in the 2024 first quarter. Unlike some other lodging REITS, Chatham does not add-back share-based compensation expense in its calculation of adjusted FFO per share.

•	Dividend Increased – Raised the quarterly common dividend by 29 percent, or $0.02 per common share, to $0.09 per share.
•

Asset Recycling – Closed on the sale of two of the five hotels under contract to sell for combined proceeds of $31 million. After quarter-end, closed on the sale of the last of the five hotels for $23 million. Gross proceeds on the sale of the five hotels, which had an average age of 23 years old, were $83 million.

The following chart summarizes the consolidated financial results for the three months ended March 31, 2025, and 2024, based on all properties owned during those periods, except for RevPAR, which is based on the comparable hotels ($ in millions, except margin percentages and per share data):

	Three Months Ended
	March 31,
	2025	2024
Net loss to common shareholders	$(0.5)	$(7.2)
Diluted net loss per common share	$(0.01)	$(0.15)
RevPAR	$127	$122
GOP Margin	39%	39%
Hotel EBITDA Margin	31%	31%
Adjusted EBITDA	$17.9	$18.9
AFFO	$7.4	$7.9
AFFO per diluted share	$0.14	$0.16
Dividends declared per common share	$0.09	$0.07

Share Buy-Back Plan

For the first time since its inception, the board of trustees approved a $25 million share repurchase program. Purchases may be made from time to time at management's discretion. The share repurchase program permits shares to be repurchased in a variety of methods, including open market purchases, accelerated share repurchases or other privately negotiated transactions. The share repurchase program has no time limit and may be suspended or discontinued at any time.

"Having successfully addressed close to $500 million in maturing debt essentially over the last two years while reducing our net debt ratio by approximately 50 percent since 2020 to the lowest levels in over a decade, we are well positioned to use a multitude of capital allocation strategies to enhance shareholder value,” Fisher emphasized. “Announcing our first ever share repurchase program is another strategic option for us, and we will focus on the best outcomes of our investment dollars, whether that is share purchases, acquisitions or our Portland development. We are confident in our long-term trajectory, and with our recently announced dividend increase and this share buy-back program, we are further increasing the amount of capital we plan to return to shareholders."

First Quarter 2025 Operating Results

"Overall, we had a strong first quarter with RevPAR growth of 4 percent, and the quarter got off to a great start with growth of 5 percent in January, 7 percent in February followed by a flat March,” Fisher commented. “Yet again, our RevPAR growth significantly outperformed the industry as our business travel markets, especially technology related, drove us higher. GOP and hotel EBITDA margins were strong this quarter, and we were able to generate Adjusted FFO per share at the top of our guidance range.”

Fisher continued, “Top of mind for us and our investor community is what the future looks like as the current uncertain economic climate has impacted RevPAR performance for us and the industry. Prior to the initial tariff policies and cuts in government spending announced in early March, we were projecting RevPAR growth of 3 percent in March, but RevPAR ended up flat for the month. April’s RevPAR decline of 4 percent was impacted by slowing demand attributable to the uncertain economic environment, but the biggest impact was the period surrounding the Passover and Easter holidays. Those holidays coming in successive weeks in the same month meaningfully impacted business travel. Through the first twelve days of April leading into Passover, RevPAR was up over 1 percent, then for the ten days from April 13th to the 23rd surrounding the holidays, RevPAR was down approximately 15 percent, and we finished the month with RevPAR up slightly over the last 8 days of the month.  Good news is that versus last year, May RevPAR is trending better and is currently forecast to range from flat to slightly positive."

Hotel RevPAR Performance

The below chart summarizes key hotel financial statistics for the 35 comparable hotels owned as of March 31, 2025, compared to the 2024 first quarter:

	Q1 2025 RevPAR	Q1 2024 RevPAR
Occupancy	72%	69%
ADR	$176	$176
RevPAR	$127	$122

The below chart summarizes RevPAR statistics by month for the company's 35 comparable hotels:

	January	February	March	April
Occupancy	65%	75%	77%	80%
ADR	$167	$176	$184	$182
RevPAR	$108	$131	$143	$146
RevPAR – prior year	$102	$122	$143	$152
% Change in RevPAR vs. prior year	5%	7%	-%	(4)%

Dennis Craven, Chatham's chief operating officer, commented, “Yet again, after beating industry performance for the past three years, our first quarter RevPAR growth of 4 percent basically doubled the industry performance of 2 percent. Six of our top eight markets are primarily business travel oriented, and business travel demand growth was broad across most of those markets and drove our outperformance. April RevPAR statistics declined with occupancy, ADR and RevPAR down 3, 1 and 4 percent, respectively. Occupancy was still a very healthy 80 percent despite the slippage surrounding the religious holidays."

RevPAR performance for Chatham’s largest markets (markets that account for five percent of hotel EBITDA contribution over the last twelve months) is presented below:

	% of LTM EBITDA	Q1 2025 RevPAR	Q1 2024 RevPAR	Change vs. Q1 2024
35 - Hotel Portfolio		$127	$122	4%
Silicon Valley	15%	$137	$127	8%
Los Angeles	10%	$179	$157	14%
Coastal Northeast	9%	$85	$93	(8)%
Washington, D.C.	9%	$138	$130	6%
Greater New York	8%	$139	$126	11%
San Diego	7%	$174	$195	(11)%
Dallas	5%	$117	$109	7%

The Residence Inn Seattle Bellevue Downtown (Chatham’s only hotel in the Seattle market) and the Hilton Garden Inn Portsmouth, N.H., were under renovation during the quarter.

Craven remarked, “Silicon Valley, our largest market, produced solid RevPAR growth of 8 percent in the quarter as technology related demand remained strong. We set post-pandemic first quarter highs in both occupancy and ADR with 72 percent and a strong $191, respectively. After a great first quarter, RevPAR at our four Silicon Valley hotels declined 2 percent in April."

“Staying in California, Los Angeles RevPAR grew 14 percent as our Woodland Hills Home2 Suites experienced RevPAR growth of 40 percent due to demand from the California wildfires. In addition, our other two area hotels also had RevPAR growth over 10 percent with little demand from wildfire related business.

Craven remarked further, “RevPAR in our leisure markets was down 1 percent in the quarter when you exclude our Portsmouth hotel that was under renovation. San Diego was our only top market that declined in the quarter (excluding renovation impacts), and it benefited from a great convention calendar in 2024, so this quarter is not surprising. Within our leisure hotels, RevPAR at our two Florida hotels was down 8 percent while our Anaheim Residence Inn had a great quarter with RevPAR up 9 percent."

Approximately 65 percent of Chatham’s hotel EBITDA over the last twelve months was generated from its extended-stay hotels. Chatham has the highest concentration of extended-stay rooms of any public lodging REIT at 61 percent. RevPAR performance for Chatham’s largest brands (brands that account for more than 5 percent of hotel EBITDA contribution over the last twelve months) is presented below (number of hotels in parentheses):

	% of LTM EBITDA	Q1 2025 RevPAR	Q1 2024 RevPAR	Change vs. Q1 2024
Residence Inn (16)	51%	$142	$138	3%
Courtyard (4)	9%	$112	$111	1%
Hilton Garden Inn (3)	7%	$119	$118	1%
Hampton Inn (2)	6%	$89	$88	1%
Homewood (3)	6%	$96	$91	6%
Hyatt Place (2)	6%	$75	$74	2%

Hotel Operations Performance

The below chart summarizes key hotel operating performance measures for the three months ended March 31, 2025, and 2024. RevPAR is based on the 35 comparable hotels, and all other data is based on all properties owned during that period. Gross operating profit is calculated as Hotel EBITDA plus property taxes, ground rent and insurance (in millions, except for RevPAR and margin percentages):

	Q1 2025	Q1 2024
RevPAR	$127	$122
Gross operating profit	$27	$26
Hotel EBITDA	$21	$21
GOP margin	39%	39%
Hotel EBITDA margin	31%	31%

Corporate Update

The below chart summarizes key financial performance measures for the three months ended March 31, 2025 and 2024. Corporate EBITDA is calculated as hotel EBITDA minus cash corporate general and administrative expenses and is before debt service and capital expenditures. Debt service includes interest expense and principal amortization on its secured debt, as well as dividends on its preferred shares of $2.0 million per quarter. Cash flow before CapEx is calculated as corporate EBITDA less debt service. Amounts are in millions, except RevPAR.

	Q1 2025	Q1 2024
RevPAR	$127	$122
Hotel EBITDA	$21	$21
Corporate EBITDA	$18	$19
Debt Service & Preferred	$(9)	$(11)
Cash flow before CapEx	$9	$10

Asset Recycling

In the fourth quarter of 2024, Chatham entered into contracts to sell five hotels with an average age of approximately 23 years. Two of those hotels sold in the 2024 fourth quarter, two sold in the first quarter of 2025 and one sold subsequent to quarter end. The five hotels sold comprise the following:

•	144-suite Homewood Suites Bloomington, Minn. (sold in December 2024)
•	143-suite Homewood Suites Maitland, Fla. (sold in December 2024)
•	121-suite Homewood Suites Brentwood, Tenn. (sold in January 2025)
•	120-room Hampton Inn and Suites Houston, Texas (sold in March 2025)
•	197-room Courtyard by Marriott Houston, Texas (sold in April 2025)

	Bloomington	Brentwood	Maitland	Houston HI	Houston CY
Age of hotel	26	26	24	27	14
Sales Price	$14 million	$15 million	$15 million	$16 million	$23 million
2024 RevPAR	$105	$108	$104	$102	$91

Including near term capital expenditure requirements, the $83 million aggregate sales proceeds of the five hotels equated to an approximate six percent capitalization rate on 2024 net operating income. Each of the five hotels were among the six lowest RevPAR hotels in Chatham’s portfolio.

Hotel Investments

During the 2025 first quarter, the company incurred capital expenditures of approximately $7 million.

In the recently completed renovation of the Hilton Garden Inn Portsmouth, N.H., the entire ground floor was entirely re-designed and enhanced with an upscale bar, restaurant, market and meeting rooms. Also, the company converted former meeting room space into five additional guest rooms, adding significant value to the hotel.

Chatham’s 2025 capital expenditure budget is approximately $26 million, which includes renovations at three hotels expected to cost approximately $16 million. The three hotels scheduled for renovation in 2025 are the Hilton Garden Inn Portsmouth, N.H., during the first quarter and the Residence Inn Austin, Texas, and the Residence Inn Mountain View, Calif., both during the fourth quarter.

Capital Markets & Capital Structure

As of March 31, 2025, the company had net debt of $365 million (total consolidated debt less unrestricted cash), down from $389 million as of December 31, 2024. Total debt outstanding as of March 31, 2025, was $383 million at an average interest rate of 6.4 percent, comprised of $143 million of fixed-rate mortgage debt at an average interest rate of 7.2 percent, $140 million outstanding on its term loan at a rate of 5.9 percent and $100 million outstanding on the company's $260 million revolving credit facility at an interest rate of 6.0 percent.

Based on the ratio of the company’s net debt to hotel investments at cost, Chatham’s leverage ratio was approximately 22 percent, down from 23 percent on December 31, 2024.

Dividend

During the quarter, the board of trustees raised its quarterly common dividend by 29 percent, or $0.02 per common share, to $0.09 per share. The increased common dividend, as well as the preferred share dividend of $0.41406 per share, were payable on April 15, 2025, to shareholders of record as of March 31, 2025.

“Despite the current economic turbulence, we are confident in our long-term trajectory. Operationally, our performance was among the best of our peers, and we are in a solid financial position with the ability to make strategic investments that create value for our shareholders,” Fisher highlighted.

Guidance

The company's guidance reflects the following assumptions:

a.

RevPAR to decline 0.5 to 2.0 percent for the second quarter based on actual April’s decline of 4 percent and forecast RevPAR of -1 percent to +1 percent for May and June. RevPAR is projected to range from -1% to +1 percent for the second half of the year.

b.	Renovations will be completed during April at the Residence Inn Bellevue and Hilton Garden Inn Portsmouth.
c.	Floating rate debt is based on SOFR forward curve.
d.	Sale of the Courtyard Houston, Texas, in April, and proceeds from the sale used to pay down borrowings on the credit facility.
e.	No additional acquisitions, dispositions, debt or equity issuance.

	Q2 2025	2025
RevPAR	$153 - $155	$142 - $143
RevPAR growth	(2)% to (0.5)%	0% to 1%
Total hotel revenue	$79.0M - $80.2M	$295M - $298M
Net income (loss) to common shares	$1.7M - $3.7M	$(3.4)M - $0.5M
Net income (loss) per diluted common share	$0.04 - $0.08	$(0.07) - $0.01
Adjusted EBITDA	$26.8M - $28.8M	$89M - $93M
Adjusted FFO	$16.6M - $18.6M	$49M - $53M
Adjusted FFO per diluted share	$0.32 - $0.36	$0.95 - $1.03
Hotel EBITDA margins	37.5% - 39.5%	34.0% - 35.0%
Corporate cash administrative expenses	$2.9M	$11.7M
Corporate non-cash administrative expenses	$1.6M	$6.3M
Interest income	—M	$0.2M
Interest expense (excluding fee amortization)	$6.1M	$23.9M
Non-cash amortization of deferred fees	$0.4M	$1.7M
Weighted average shares/units outstanding	$51.6M	$51.6M

The company provides guidance but does not undertake to update it for any developments in its business. Achievement of the results is subject to the risks disclosed in the company’s filings with the Securities and Exchange Commission.

Earnings Call

The company will hold its first quarter 2025 conference call later today at 2:00 p.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s website, www.chathamlodgingtrust.com, or may participate in the conference call by dialing 1-877-407-0789 or 1-201-689-8562 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until Tuesday, May 13, 2025, at 11:59 p.m. Eastern Time, by dialing 1-844-512-2921 or 1-412-317-6671, access ID 13753209. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly traded real estate investment trust (REIT) focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns 34 hotels totaling 5,164 rooms/suites in 14 states and the District of Columbia. Additional information about Chatham may be found at chathamlodgingtrust.com.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Adjusted Hotel EBITDA, (7) Hotel EBITDA, (8) Hotel EBITDA Margin, (9) Corporate EBITDA and (10) Cash flow before CapEx and common dividends. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by Nareit and Adjusted FFO

Chatham calculates FFO in accordance with standards established by the Nareit, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. Chatham believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. Chatham believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the Nareit definition.

Chatham calculates Adjusted FFO by further adjusting FFO for certain additional items that are not addressed in Nareit’s definition of FFO, including other charges, losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to hotel operations. Chatham believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

Chatham calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. Chatham believes EBITDA is useful to investors in evaluating and facilitating comparisons of its operating performance because it helps investors compare Chatham's operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, Chatham uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions. Chatham calculates EBITDAre in accordance with Nareit guidelines, which defines EBITDAre as net income or loss excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. We believe that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of performance between periods and between REITs.

Chatham calculates Adjusted EBITDA by further adjusting EBITDA for certain additional items, including other charges, losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. Chatham believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.

Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, impairment loss, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. Chatham presents Adjusted Hotel EBITDA because Chatham believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA to those of our peer companies. Adjusted Hotel EBITDA represents the results of operations for its wholly owned hotels only.

Although Chatham presents FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA because it believes they are useful to investors in comparing Chatham's operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•

FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, Chatham’s working capital needs;
•	FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;
•	EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the interest expense, or the cash requirements to service interest or principal payments, on Chatham’s debts;
•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need future replacement, and FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;

•

Non-cash compensation is and will remain a key element of Chatham’s overall long-term incentive compensation package, although Chatham excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;

•

Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters Chatham considers not to be indicative of the underlying performance of its hotel properties; and

•

Other companies in Chatham’s industry may calculate FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA differently than Chatham does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of Chatham’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Chatham compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. Chatham’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP. Chatham’s reconciliation of FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements generally are characterized by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. These forward-looking statements include information about possible or assumed future results of the lodging industry and our business, financial condition, liquidity, results of operations, cash flow and plans and objectives. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Important factors that could cause our actual results to differ materially from expected results include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; our ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; and inaccuracies of our accounting estimates and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies of fear of such events, such as the recent COVID-19 pandemic. Given these uncertainties, undue reliance should not be placed on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. The forward-looking statements should also be read in light of the risk factors identified in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our subsequent filings with the SEC under the Exchange Act.

CHATHAM LODGING TRUST

Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31,	December 31,
	2025	2024
	(unaudited)
Assets:
Investment in hotel properties, net	$1,168,642	$1,197,518
Cash and cash equivalents	18,591	20,195
Restricted cash	6,599	9,649
Right of use asset, net	17,393	17,547
Hotel receivables (net of allowance for doubtful accounts of $330 and $300, respectively)	3,134	2,921
Deferred costs, net	3,569	4,038
Prepaid expenses and other assets	8,382	2,813
Total assets	$1,226,310	$1,254,681
Liabilities and Equity:
Mortgage debt, net	$141,309	$157,211
Revolving credit facility	100,000	110,000
Unsecured term loan, net	139,747	139,638
Accounts payable and accrued expenses (including $609 and $490 due to related parties, respectively)	29,271	29,621
Lease liability	20,508	20,634
Distributions payable	6,595	5,580
Total liabilities	437,430	462,684
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized; 4,800,000 and 4,800,000 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	48	48
Common shares, $0.01 par value, 500,000,000 shares authorized; 48,982,638 and 48,912,293 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	490	489
Additional paid-in capital	1,048,151	1,046,812
Accumulated deficit	(293,990)	(289,130)
Total shareholders’ equity	754,699	758,219
Noncontrolling Interests:
Noncontrolling interest in Operating Partnership	34,181	33,778
Total equity	788,880	791,997
Total liabilities and equity	$1,226,310	$1,254,681

CHATHAM LODGING TRUST

Consolidated Statements of Operations

(In thousands, except share and per share data)

(unaudited)

	For the three months ended
	March 31,
	2025	2024
Revenue:
Room	$62,418	$62,483
Food and beverage	1,659	1,846
Other	4,281	3,836
Reimbursable costs from related parties	277	278
Total revenue	68,635	68,443
Expenses:
Hotel operating expenses:
Room	14,828	15,133
Food and beverage	1,437	1,483
Telephone	311	319
Other hotel operating	1,025	819
General and administrative	6,911	7,166
Franchise and marketing fees	5,431	5,489
Advertising and promotions	1,607	1,343
Utilities	3,153	3,009
Repairs and maintenance	3,959	3,954
Management fees paid to related parties	2,290	2,309
Insurance	827	820
Total hotel operating expenses	41,779	41,844
Depreciation and amortization	15,032	15,255
Property taxes, ground rent and insurance	5,744	5,293
General and administrative	4,606	4,594
Other charges	7	50
Reimbursable costs from related parties	277	278
Total operating expenses	67,445	67,314
Operating income before gain (loss) on sale of hotel properties	1,190	1,129
Gain (loss) on sale of hotel properties	7,118	(152)
Operating income	8,308	977
Interest and other income	63	846
Interest expense, including amortization of deferred fees	(6,852)	(7,307)
Income (loss) before income tax expense	1,519	(5,484)
Income tax expense	—	—
Net income (loss)	1,519	(5,484)
Net loss attributable to noncontrolling interests	17	259
Net income (loss) attributable to Chatham Lodging Trust	1,536	(5,225)
Preferred dividends	(1,987)	(1,987)
Net loss attributable to common shareholders	$(451)	$(7,212)

Loss per common share - basic:
Net loss attributable to common shareholders	$(0.01)	$(0.15)
Loss per common share - diluted:
Net loss attributable to common shareholders	$(0.01)	$(0.15)
Weighted average number of common shares outstanding:
Basic	48,960,924	48,891,994
Diluted	48,960,924	48,891,994
Distributions declared per common share:	$0.09	$0.07

CHATHAM LODGING TRUST

Reconciliation of Net Income to Adjusted FFO, EBITDA, EBITDAre and Adjusted EBITDA

(In thousands, except share and per share data)

	For the three months ended
	March 31,
	2025	2024
Funds From Operations (“FFO”):
Net income (loss)	$1,519	$(5,484)
Preferred dividends	(1,987)	(1,987)
Net loss attributable to common shares and common units	(468)	(7,471)
(Gain) loss on sale of hotel properties	(7,118)	152
Depreciation of hotel properties owned	14,466	15,196
FFO attributable to common share and unit holders	6,880	7,877
Amortization of finance lease assets	514	—
Other charges	7	50
Adjusted FFO attributable to common share and unit holders	$7,401	$7,927
Weighted average number of common shares and units
Basic	50,711,873	50,589,012
Diluted	51,593,653	50,924,633

	For the three months ended
	March 31,
	2025	2024
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net income (loss)	$1,519	$(5,484)
Interest expense, including amortization of deferred fees	6,852	7,307
Depreciation and amortization	15,032	15,255
EBITDA	23,403	17,078
(Gain) loss on sale of hotel properties	(7,118)	152
EBITDAre	16,285	17,230
Other charges	7	50
Share-based compensation	1,607	1,604
Adjusted EBITDA	$17,899	$18,884

CHATHAM LODGING TRUST

Reconciliation of Net Income to Adjusted Hotel EBITDA

(In thousands, except share and per share data)

		For the three months ended
		March 31,
		2025	2024

Net income (loss)		$1,519	$(5,484)
Add:	Interest expense, including amortization of deferred fees	6,852	7,307
	Depreciation and amortization	15,032	15,255
	Corporate general and administrative	4,606	4,594
	Other charges	7	50
	Loss on sale of hotel properties	—	152
Less:	Interest and other income	(63)	(846)
	Gain on sale of hotel properties	(7,118)	—
	Adjusted Hotel EBITDA	$20,835	$21,028

CHATHAM LODGING TRUST

Reconciliations of Guidance Net Income to FFO, Adjusted FFO,

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

(In thousands, except share and per share data)

	For the three months ended		For the year ended
	June 30, 2025		December 31, 2025
	Low-End	High-End	Low-End	High-End
Funds From Operations (“FFO”):
Net income	$3,802	$5,818	$4,634	$8,521
Preferred dividends	(2,000)	(2,000)	(8,000)	(8,000)
Net loss attributable to common shares and common units	1,802	3,818	(3,366)	521
Gain on sale of hotel properties	—	—	(7,118)	(7,118)
Depreciation of hotel properties owned	14,385	14,385	57,618	57,618
FFO attributable to common share and unit holders	16,187	18,203	47,134	51,021
Amortization of finance lease assets	456	456	1,882	1,882
Other charges	—	—	7	7
Adjusted FFO attributable to common share and unit holders	$16,643	$18,659	$49,023	$52,910
Weighted average number of common shares and units
Diluted	51,594,000	51,594,000	51,620,000	51,620,000
Adjusted FFO per diluted share	$0.32	$0.36	$0.95	$1.02

	For the three months ended		For the year ended
	June 30, 2025		December 31, 2025
	Low-End	High-End	Low-End	High-End
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net income	$3,802	$5,818	$4,634	$8,521
Interest expense, including amortization of deferred fees	6,469	6,469	25,400	25,400
Depreciation and amortization	14,893	14,893	59,700	59,700
EBITDA	25,164	27,180	89,734	93,621
Gain on sale of hotel properties	—	—	(7,118)	(7,118)
EBITDAre	25,164	27,180	82,616	86,503
Other charges	—	—	7	7
Share based compensation	1,600	1,600	6,300	6,300
Adjusted EBITDA	$26,764	$28,780	$88,923	$92,810

		For the three months ended		For the year ended
		June 30, 2025		December 31, 2025
		Low-End	High-End	Low-End	High-End

Net income		$3,802	$5,818	$4,634	$8,521
Add:	Interest expense, including amortization of deferred fees	6,469	6,469	25,400	25,400
	Depreciation and amortization	14,893	14,893	59,700	59,700
	Corporate general and administrative	4,500	4,500	18,000	18,000
	Other charges	—	—	7	7
Less:	Interest and other income	—	—	(200)	(200)
	Gain on sale of hotel properties	—	—	(7,118)	(7,118)
	Adjusted Hotel EBITDA	$29,664	$31,680	$100,423	$104,310

	Total revenue	$79,378	$80,478	$296,461	$299,129
	Reimbursable costs from related parties	(275)	(275)	(1,100)	(1,100)
	Hotel revenue	$79,103	$80,203	$295,361	$298,029
	Hotel EBITDA margin	37.5%	39.5%	34.0%	35.0%